Exhibit 99.1

KIMBALL ELECTRONICS REPORTS Q3 RESULTS WITH DOUBLE-DIGIT SEQUENTIAL MEDICAL SALES GROWTH; COMPANY AFFIRMS GUIDANCE FOR FISCAL 2026 WITH ADJUSTED OPERATING MARGIN EXPECTED AT HIGH END OF RANGE

JASPER, Ind., May 5, 2026 -- (BUSINESS WIRE) -- Kimball Electronics, Inc. (Nasdaq: KE) today announced financial results for the third quarter ended March 31, 2026.

“Results for the third quarter were in line with expectations. Sales increased sequentially compared to Q2, driven by strong growth in our medical vertical market, margins remained solid, and cash from operations was positive for the ninth consecutive quarter. We expect Q4 to be a good finish to the year and we are affirming our guidance for fiscal 2026 with adjusted operating margin estimated to be at the high end of the range.

As we look forward, the medical CMO continues to be a key part of our strategy and we are making deliberate investments in our capabilities, operating capacity, and commercial focus. When volumes ramp, we expect it to become a meaningful driver of both top line growth and margin expansion. In addition, we continue to focus on inorganic growth as a possible complement to this strategy. We believe this could be a powerful combination for the future of our Company.”

Richard D. Phillips
Chief Executive Officer

  Third Quarter 2026 Highlights
•Revenue of $352.9 million, a sequential increase of 3.4% compared to Q2
•Sales in the medical vertical increased 10.2% versus the prior quarter
•Operating income of $11.8 million, or 3.3% of net sales, adjusted operating margin of 4.2%
•Cash from operations of $14.9 million, the ninth consecutive quarter of positive operating cash generation
•Debt of $163.0 million and borrowing capacity of $276.0 million
•Cash Conversion Days of 90, an improvement compared to both the prior quarter and Q3 of fiscal 2025
•Invested $4.0 million to repurchase 165,000 shares of common stock
•Company affirms guidance for fiscal 2026 with adjusted operating margin expected at the high end of the range

Net Sales by Vertical Market For Q3 Fiscal 2026
Sales in the automotive vertical market decreased 3% compared to the third quarter of fiscal 2025, while sales in medical and industrial each decreased 8%. As a reminder, in the third quarter of fiscal 2025, the Company reported a non-recurring sale of consigned medical inventory totaling $24 million, or 21% of medical sales in that quarter.

Automotive (3%)**

46%*

$200
$150
$100
$50
$0
in Millions
$166
$161
(3%)
Q3 FY25
Q3 FY26

Medical (8%)**

30%*

$200
$150
$100
$50
$0
in Millions
$115
$106
(8%)
Q3 FY25
Q3 FY26

Industrial (8%)**

24%*

$200
$150
$100
$50
$0
in Millions
$94
$86
(8%)
Q3 FY25
Q3 FY26

*	Percentage of net sales.
**	Percentage changes compared to Q3 of fiscal 2025.
FISCAL YEAR 2026 GUIDANCE
As part of today’s announcement, the Company affirmed its guidance for fiscal year 2026.
•Net sales in the range of $1,400 - $1,460 million
•Adjusted operating income is estimated to be 4.2% - 4.5% of net sales, with results expected at the high end of the range
•Capital expenditures of $50 - $60 million

Conference Call / Webcast

Wednesday, May 6, 2026

Live Webcast:
investors.kimballelectronics.com/events-and-presentations/events

For those unable to participate in the live webcast, the call will be archived at investors.kimballelectronics.com.

Forward-Looking Statements
Certain statements contained within this release are considered forward-looking, including our guidance, under the Private Securities Litigation Reform Act of 1995. The statements may be identified by the use of words such as “expect,” “should,” “goal,” “predict,” “will,” “future,” “optimistic,” “confident,” and “believe.” Undue reliance should not be placed on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. These forward-looking statements are subject to risks and uncertainties including, without limitation, global economic conditions, geopolitical environment and conflicts such as war, global health emergencies, availability or cost of raw materials and components, tariffs and other trade barriers, foreign exchange rate fluctuations, and our ability to convert new business opportunities into customers and revenue. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the company are contained in its Annual Report on Form 10-K for the year ended June 30, 2025.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures. The non-GAAP financial measures contained herein include constant currency growth, net sales excluding Automation, Test & Measurement, adjusted selling and administrative expenses, adjusted operating income, adjusted net income, adjusted diluted EPS, and ROIC. Reconciliations of the reported GAAP numbers to these non-GAAP financial measures are included in the Reconciliation of Non-GAAP Financial Measures section below. Management believes these measures are useful and allow investors to meaningfully trend, analyze, and benchmark the performance of the company’s core operations. The company’s non-GAAP financial measures are not necessarily comparable to non-GAAP information used by other companies.

About Kimball Electronics, Inc.
Kimball Electronics is a global, multifaceted manufacturer offering Electronics Manufacturing Services (EMS) and Contract Manufacturing Organization (CMO) solutions to customers around the world. From our operations in the United States, China, Mexico, Poland, Romania, and Thailand, our teams are proud to provide manufacturing services for a variety of industries. Recognized for a reputation of excellence, we are committed to a high-performance culture that values quality, reliability, value, speed, and ethical behavior. Kimball Electronics, Inc. (Nasdaq: KE) is headquartered in Jasper, Indiana.
To learn more about Kimball Electronics, visit www.kimballelectronics.com.
Lasting relationships. Global success.

Contact: Andrew D. Regrut Vice President, Investor Relations, Strategic Development, and Treasurer 812.827.4151 Investor.Relations@kimballelectronics.com

Financial highlights for the third quarter and year-to-date period ended March 31, 2026 are as follows:

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
(Amounts in Thousands, except EPS)	2026	2025	2026	2025
Net Sales	$352,922	$374,607	$1,059,805	$1,106,255
Operating Income	$11,755	$11,716	$36,976	$29,061
Adjusted Operating Income (non-GAAP)	$14,781	$15,706	$47,623	$41,629
Operating Income %	3.3%	3.1%	3.5%	2.6%
Adjusted Operating Income (non-GAAP) %	4.2%	4.2%	4.5%	3.8%
Net Income	$5,719	$3,817	$19,442	$10,403
Adjusted Net Income (non-GAAP)	$8,033	$6,837	$27,208	$19,718
Diluted EPS	$0.23	$0.15	$0.78	$0.41
Adjusted Diluted EPS (non-GAAP)	$0.33	$0.27	$1.10	$0.79

Net Sales by Vertical Market for Q3 Fiscal 2026:

	Three Months Ended					Nine Months Ended
	March 31,					March 31,
(Amounts in Millions)	2026	*	2025 (2)	*	Percent Change	2026	*	2025 (2)	*	Percent Change
Automotive	$160.5	46%	$165.5	44%	(3)%	$487.2	46%	$533.7	48%	(9)%
Medical	106.1	30%	115.2	31%	(8)%	304.0	29%	288.9	26%	5%
Industrial excluding AT&M (1)	86.3	24%	93.9	25%	(8)%	268.6	25%	281.6	26%	(5)%
Net Sales excluding AT&M (1)	$352.9	100%	$374.6	100%	(6)%	$1,059.8	100%	$1,104.2	100%	(4)%
AT&M (1)	—	—%	—	—%	—%	—	—%	2.1	—%	(100)%
Total Net Sales	$352.9	100%	$374.6	100%	(6)%	$1,059.8	100%	$1,106.3	100%	(4)%

*As a percent of Total Net Sales
(1)Sales from our Automation, Test, and Measurement business (AT&M), which was divested effective July 31, 2024, were previously included in the industrial vertical
(2)In the third quarter of fiscal 2025, the Company reported a non-recurring sale of consigned medical inventory totaling $24 million, or 21% of medical sales in that quarter. In addition, beginning in the first quarter of fiscal year 2026, sales to customers related to commercial transportation, previously included in the automotive vertical, are now reflected in the industrial vertical; prior periods have been recast to conform to current period presentation

–Automotive includes electronic power steering, body controls, advanced driver-assistance systems, and electronic braking systems
–Medical includes sleep therapy and respiratory care, image guided therapy, in vitro diagnostics, drug delivery, AED, and patient monitoring
–Industrial includes climate controls, automation controls, public safety, IoT and factory automation, efficient energy, off highway equipment, and commercial transportation

Condensed Consolidated Statements of Income
(Unaudited)	Three Months Ended
(Amounts in Thousands, except Per Share Data)	March 31, 2026		March 31, 2025
Net Sales	$352,922	100.0%	$374,607	100.0%
Cost of Sales	325,107	92.1%	347,711	92.8%
Gross Profit	27,815	7.9%	26,896	7.2%
Selling and Administrative Expenses	15,214	4.4%	13,154	3.6%
Restructuring Expense	850	0.2%	2,026	0.5%
Asset Impairment	(4)	—%	—	—%
Operating Income	11,755	3.3%	11,716	3.1%
Interest Income	203	0.1%	100	—%
Interest Expense	(2,072)	(0.6)%	(2,936)	(0.8)%
Non-Operating Income (Expense), net	(1,099)	(0.3)%	(1,726)	(0.4)%
Other Income (Expense), net	(2,968)	(0.8)%	(4,562)	(1.2)%
Income Before Taxes on Income	8,787	2.5%	7,154	1.9%
Provision (Benefit) for Income Taxes	3,068	0.9%	3,337	0.9%
Net Income	$5,719	1.6%	$3,817	1.0%

Earnings Per Share of Common Stock:
Basic	$0.23		$0.15
Diluted	$0.23		$0.15
Average Number of Shares Outstanding:
Basic	24,469		24,728
Diluted	24,648		24,872

(Unaudited)	Nine Months Ended
(Amounts in Thousands, except Per Share Data)	March 31, 2026		March 31, 2025
Net Sales	$1,059,805	100.0%	$1,106,255	100.0%
Cost of Sales	975,286	92.0%	1,032,332	93.3%
Gross Profit	84,519	8.0%	73,923	6.7%
Selling and Administrative Expenses	43,166	4.1%	37,107	3.4%
Restructuring Expense	4,083	0.4%	9,019	0.8%
Asset Impairment (Gain on Disposal)	294	—%	(1,264)	(0.1)%
Operating Income	36,976	3.5%	29,061	2.6%
Interest Income	717	0.1%	575	0.1%
Interest Expense	(6,520)	(0.6)%	(11,969)	(1.1)%
Non-Operating Income (Expense), net	(4,403)	(0.5)%	(4,155)	(0.4)%
Other Income (Expense), net	(10,206)	(1.0)%	(15,549)	(1.4)%
Income Before Taxes on Income	26,770	2.5%	13,512	1.2%
Provision (Benefit) for Income Taxes	7,328	0.7%	3,109	0.3%
Net Income	$19,442	1.8%	$10,403	0.9%

Earnings Per Share of Common Stock:
Basic	$0.79		$0.42
Diluted	$0.78		$0.41

Average Number of Shares Outstanding:
Basic	24,559		24,859
Diluted	24,822		25,047

Condensed Consolidated Statements of Cash Flows	Nine Months Ended
(Unaudited)	March 31,
(Amounts in Thousands)	2026	2025
Net Cash Flow provided by Operating Activities	$29,837	$105,870
Net Cash Flow used for Investing Activities	(38,090)	(5,160)
Net Cash Flow provided by (used for) Financing Activities	2,455	(126,615)
Effect of Exchange Rate Change on Cash, Cash Equivalents, and Restricted Cash	540	13
Net Decrease in Cash, Cash Equivalents, and Restricted Cash	(5,258)	(25,892)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	89,467	78,779
Cash, Cash Equivalents, and Restricted Cash at End of Period	$84,209	$52,887

	(Unaudited)
Condensed Consolidated Balance Sheets	March 31, 2026	June 30, 2025
(Amounts in Thousands)
ASSETS
Cash and cash equivalents	$82,462	$88,781
Receivables, net	225,983	222,623
Contract assets	75,711	71,812
Inventories	273,251	273,500
Prepaid expenses and other current assets	43,351	36,027
Assets held for sale	6,610	6,861
Property and Equipment, net	274,937	264,804
Goodwill	6,191	6,191
Other Intangible Assets, net	2,039	2,427
Other Assets, net	113,770	104,286
Total Assets	$1,104,305	$1,077,312

LIABILITIES AND SHARE OWNERS’ EQUITY
Current portion of long-term debt	$34,682	$17,400
Accounts payable	229,068	218,805
Advances from customers	18,590	35,867
Accrued expenses	53,178	46,489
Long-term debt, less current portion	127,850	129,650
Other long-term liabilities	63,295	59,217
Share Owners’ Equity	577,642	569,884
Total Liabilities and Share Owners’ Equity	$1,104,305	$1,077,312

Other Financial Metrics
(Unaudited)
(Amounts in Millions, except CCD)
	At or For the
	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Depreciation and Amortization	$10.3	$9.3	$9.2
Cash Conversion Days (CCD) (1)	90	91	99
Open Orders (2)	$602	$557	$642
(1)Cash Conversion Days (“CCD”) are calculated as the sum of Days Sales Outstanding plus Contract Asset Days plus Production Days Supply on Hand less Accounts Payable Days and less Advances from Customers Days. CCD, or a similar metric, is used in our industry and by our management to measure the efficiency of managing working capital.
(2)Open Orders are the aggregate sales price of production pursuant to unfulfilled customer orders.

Select Financial Results of Automation, Test and Measurement
(Unaudited)
(Amounts in Millions)
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Net Sales	$—	$—	$—	$2.1
Operating Income (Loss) (1)	$—	$—	$(0.4)	$0.8
(1)Amounts include gain (loss) on sale adjustments following the close of the sale on July 31, 2024: ($0.4 million) in the nine months ended March 31, 2026 and $1.3 million for the nine months ended March 31, 2025.

Reconciliation of Non-GAAP Financial Measures
(Unaudited, Amounts in Thousands, except Per Share Data)
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Net Sales Growth (vs. same period in prior year)	(6)%	(12)%	(4)%	(14)%
Foreign Currency Exchange Impact	3%	(1)%	2%	—%
Constant Currency Growth	(9)%	(11)%	(6)%	(14)%

Selling and Administrative Expenses, as reported	$15,214	$13,154	$43,166	$37,107
Stock Compensation Expense	(2,256)	(1,955)	(6,036)	(4,528)
SERP	76	(9)	(234)	(285)
Adjusted Selling and Administrative Expenses	$13,034	$11,190	$36,896	$32,294

Operating Income, as reported	$11,755	$11,716	$36,976	$29,061
Stock Compensation Expense	2,256	1,955	6,036	4,528
SERP	(76)	9	234	285
Restructuring Expense	850	2,026	4,083	9,019
Asset Impairment (Gain on Disposal)	(4)	—	294	(1,264)
Adjusted Operating Income	$14,781	$15,706	$47,623	$41,629

Net Income, as reported	$5,719	$3,817	$19,442	$10,403
Stock Compensation Expense, After-Tax	1,711	1,483	4,577	3,434
Restructuring Expense, After-Tax	606	1,537	2,966	6,840
Asset Impairment (Gain on Disposal), After-Tax	(3)	—	223	(959)
Adjusted Net Income	$8,033	$6,837	$27,208	$19,718

Diluted Earnings per Share, as reported	$0.23	$0.15	$0.78	$0.41
Stock Compensation Expense	0.07	0.06	0.19	0.14
Restructuring Expense	0.03	0.06	0.12	0.27
Asset Impairment (Gain on Disposal)	—	—	0.01	(0.03)
Adjusted Diluted Earnings per Share	$0.33	$0.27	$1.10	$0.79

	Twelve Months Ended
	March 31,
	2026	2025
Operating Income, as reported	$53,450	$48,669
SERP	563	381
Restructuring Expense	6,054	9,783
Asset Impairment (Gain on Disposal)	(833)	(788)
Stock Compensation Expense	8,027	6,278
Adjusted Operating Income	$67,261	$64,323
Tax Effect	20,770	20,174
After-tax Adjusted Operating Income	$46,491	$44,149
Average Invested Capital (1)	$650,994	$726,208
ROIC	7.1%	6.1%
(1) Average invested capital is computed using Share Owners’ equity plus current and non-current debt less cash and cash equivalents averaged for the last five quarters.